                                                                    Exhibit 10.3
                                                                    ------------
                                DEALER AGREEMENT

     This Dealer Agreement ("Agreement"), dated October 17, 1996, is between RYDER TRS, INC. (f/k/a RCTR HOLDINGS, INC.), with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 ("TRS") and RYDER TRUCK RENTAL, INC., with its principal place of business at 3600 N.W. 82nd Avenue, Miami, Florida 33166 ("Ryder").

RYDER AND TRS AGREE AS FOLLOWS:

     TRS appoints Ryder as its commission agent for and in connection with the rental of TRS vehicles and accessory equipment ("Rental Equipment") from the Ryder operating locations listed on Schedule "A" (collectively, "Ryder Locations", and singularly, "Ryder Location") only and Ryder accepts this appointment.

     All money paid by renters to Ryder in connection with these rentals will be remitted weekly to TRS at the corresponding address listed on Schedule "A". TRS will remit its check to Ryder monthly for commissions earned by Ryder for rentals reported to TRS during the preceding month. Such check will be sent to Ryder's Shared Services Center at Attn.: Group Director - Ryder Shared Services Center, 6000 Windward Parkway, Alpharetta, Georgia and will be mailed by TRS in sufficient time so that Ryder should receive it by the 15th of the month. With such check, TRS will send Ryder a break down by Ryder Location of the commission attributable to each such Ryder Location. Commissions earned by Ryder will be computed on gross rental revenues collected by Ryder in accordance with the Dealer Manual. Gross rental revenues include all revenue from renters, but do not include money paid by renters designated as sales, use or other tax or surcharge, deposits, or collection or credit fees.

     Ryder's basic commission on Rental Equipment will be 13.50 percent of gross rental revenues unless the Dealer Manual provides for a higher percentage with respect to incidental items (e.g. towing equipment hook ups and un-hooking) or a higher percentage otherwise applies with respect to such items (e.g. extra commission incentive programs on certain protection products at certain times). Additionally, TRS agrees to pay Ryder each month a bonus commission of 3.00 percent on all gross rental revenues from each Ryder Location that has strictly complied with all written programs, procedures, and standards established by TRS from time to time in accordance with paragraph 2.A. of this Agreement. TRS reserves the right to pay bonus commission to Ryder in the absence of such strict compliance. Any payment of the bonus commission will not be an acknowledgment by TRS that Ryder has strictly complied, and will not be deemed to be a waiver by TRS of its right to demand strict compliance.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Further, withholding of the bonus commission from Ryder will not be TRS's only remedy for noncompliance. Starting 12/31/98: (a) Ryder's commission rate will be adjusted to match the standard commission rate given to all TRS dealers at such time under TRS's standard dealer agreement, and (b) TRS may deduct, from Ryder's total commission each month thereafter, a monthly user fee for FIRST at each Ryder Location, if any. Such FIRST fees will not exceed the same standard FIRST fees charged to other TRS dealers at such time.

1.   TRS AGREES:

     A. To make available within the respective Ryder Location's local market team, Rental Equipment, supplies, forms and instructions reasonably deemed necessary by TRS to operate a TRS dealership on each Ryder Location. TRS reserves the right to reasonably determine the amount, type and kind of Rental Equipment, and supplies required by Ryder under this Agreement. Title to all Rental Equipment and supplies will remain exclusively with TRS.

     B.   To pay Ryder the commissions provided for in this Agreement.

     C. To assume responsibility for theft, loss, or damage to Rental Equipment while in Ryder's custody, except however, that Ryder will be responsible to, and reimburse TRS for theft, loss, or damage to Rental Equipment caused by (1) the wanton, willful, reckless or intentional acts, or omissions of Ryder, its agents, or employees, or (2) actions of Ryder, its agents, or employees which are outside the scope of the limited agency relationship established by this Agreement.

     D. To defend, indemnify and hold Ryder, its affiliates, directors, officers, employees, agents, subcontractors and the assigns of each harmless from any and all claims, costs, expenses (including reasonable attorney fees) and liability for property damage or personal injury to third parties occasioned by (1) the negligence of TRS, (2) defects in Rental Equipment provided it is being rented pursuant to a duly executed TRS Rental Agreement, and when a tow dolly or car carrier is rented as part of the Rental Equipment, that an appropriate Tow Dolly or Car Carrier Guide and Instructions has also been furnished to the renter, and (3) the rental of Rental Equipment under this Agreement, including the negligence of Ryder, provided Ryder was acting according to TRS programs, procedures and standards and in furtherance of TRS's business, and provided further that Ryder's acts or omissions are not wanton, willful, reckless or intentional.

     Types of Insurance Provided.  During the Term,  *  will maintain the types
     ---------------------------
of insurance, in the coverage limits, listed

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

in the insurance policy schedule set forth below (each, an "Insurance Policy"):

                           INSURANCE POLICY SCHEDULE

Type of Insurance Policy     Coverage Limits -

Standard Automobile          *  Per Occurrence with an excess layer of at least
Liability Insurance
Policy (the "Automobile
Liability Insurance
Policy")

Commercial General           *
Liability Insurance
Policy with Broad Form
Contractual Liability
Insurance Coverage (the
"CGL Insurance Policy"

Workers Compensation         Statutory

Employer's Liability         *

In the event that any Insurance Policy provides coverage on a "claims made" form rather than on an occurrence form, * cause the coverage provided by each such policy to be kept in place for a period of * after the effective date of termination or expiration of this Agreement.

     TRS may  *

     Insurance Policy Requirements.
     -----------------------------

     1.   Each liability Insurance Policy shall:

          (1) be written by an insurance company reasonably acceptable to * (it being understood that an insurance company rated A-or better by A.M. Best & Company is acceptable);

          (2) name * as an insured, and be amended to name * , its employees, officers, directors, contractors, agents and affiliates (each an "Additional Insured") as additional insureds as their interests may appear;

          (3) provide that if such insurance is cancelled, or any material change is made in the coverage which affects the interest of any Additional Insured,

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               affects the interest of any Additional Insured, such cancellation or change shall not be effective as to the Additional Insured for ten (10) days after receipt by the Additional Insured of written notice from such insurers of such cancellation or change;

               (4) be primary and without right of contribution from any other insurance which is carried by, or otherwise available to, any Additional Insured;

               (5) provide that in respect of the interests of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of * or any other Person and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by * or any other Person;

               (6) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and

               (7) in accordance with the terms and conditions of the contractual liability coverage provided by such Insurance Policy, insure the obligations of * to indemnify the Additional Insureds hereunder.

The first * of automobile liability insurance and general liability insurance shall each be on an occurrence form. The first * of automobile liability insurance shall not be subject to any annual aggregate limit of liability.

     Each liability Insurance Policy and any all-risks Insurance Policy of * which covers vehicles shall waive any rights of subrogation against the Additional Insureds.

     Proof of Insurance.  At least once a year, from time to time at  *
     ------------------
request, and any time a new policy is to go into effect, * shall provide * with insurance certificates and other evidence, reasonably satisfactory to * , that the benefits and coverage required by this Section are in full force and effect. The certificate shall describe the perils covered by each policy of insurance then in force, identify the insurer or insurers with which such policies of insurance are carried and maintained, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in such policies of insurance so as to evidence compliance with the requirements of this Section. * shall have no duty to examine

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

such insurance certificates or the Insurance Policies to verify compliance. * shall provide a copy of its insurance policies to * promptly following a request therefor, if available.

     E. To give Ryder the nonexclusive restricted license to use TRS's registered service marks on signs and rental materials provided by TRS, but only in the manner authorized by TRS. Ryder will not use any of TRS's registered service marks in Ryder's business name or in any published manner, including, but not limited to, telephone listings and advertisements, without TRS's prior written consent in each such instance, which consent may be withheld in TRS's discretion. This paragraph shall not in any way apply to any trademarks/service marks licensed by Ryder to TRS under the trademark license agreement between Ryder and TRS dated the same date as this Agreement ("Trademark License Agreement").

     F. That it will not enforce against Ryder any provision of this Agreement which is substantially the same as any provision of TRS's standard dealer agreement as it exists on the date of this Agreement (including any program, procedure and/or standard hereunder) to an extent greater than against its other dealers generally or in a manner not applied against its other dealers generally; provided that the foregoing limitation shall not apply to the timing of any payment due from Ryder hereunder.

2.   RYDER AGREES:

     A. To comply with all programs, procedures, and standards, including, but not limited to, Dealer Marketing and Operations Manual ("Dealer Manual") procedures, Dealer Recognition program standards (e.g., TRS President's Cup), and moving supplies standards in effect as of the date of this Agreement unless this Agreement expressly provides for a different standard. TRS may, in its discretion, add, delete, and change programs, procedures, and standards from time to time, provided (1) TRS gives Ryder at least 30 days prior notice of any such additions, deletions and/or changes, and (2) such additions, deletions and/or changes do not conflict with any other provision of this Agreement and do not adversely affect Ryder Locations generally more than other TRS dealer locations generally. Notwithstanding the foregoing, if TRS adds, deletes and/or changes in any material way any of the attached programs, procedures and/or standards during the term of this Agreement and seeks to apply such additions, deletions and/or changes against Ryder Locations hereunder, Ryder will have the right (notwithstanding anything to the contrary in this Agreement) to terminate this Agreement as to one or more or all Ryder Locations adversely affected by such addition, deletion and/or change by giving TRS 60 days notice, and Ryder will not be required to comply with such program, procedure or standard during such termination notice period at any Ryder Location that

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

terminates because of such addition, deletion and/or change to any program, procedure or standard.

     B. To promote the rental of Rental Equipment (subject however to the terms of Section 6 of the Asset Purchase Agreement between TRS and Ryder as of September 19, 1996 ("Asset Purchase Agreement") and paragraph 2.J. of this Agreement) and to keep both the interior and exterior of all Rental Equipment neat and clean to the extent required generally of TRS dealers under the Dealer Manual, but in no event will Ryder be required to wash Rental Equipment under this Agreement.

     C. To have the TRS Rental Agreement completely and properly filled out and signed by the renter and Ryder, and to collect the prescribed fees prior to dispatching the Rental Equipment to the extent required generally of TRS dealers under the Dealer Manual.

     D. To pick up Rental Equipment within the respective Ryder Location's local market team to meet Ryder's rental needs for TRS Rental Equipment at such Ryder Location at Ryder's sole cost, except that TRS will reimburse Ryder for the cost of fuel. Notwithstanding the foregoing, TRS acknowledges and agrees that (1) Ryder will not be obligated to pick up any TRS Rental Equipment unless Ryder does not have a sufficient quantity of its own rental equipment to rent under paragraph 2.J. to a TRS rental reservation and (2) that Ryder may not be able to pick up Rental Equipment at certain locations and at certain times. If a Ryder Location does not pick up Rental Equipment when required to do so under this Agreement, TRS may deliver such Rental Equipment to the Ryder Location and charge Ryder a fee for such service (which fee will not exceed TRS's standard fee for such service to other dealers) or TRS may move the rental from Ryder to another dealer in the local market team to effect the rental.

     E. To perform repair work on Rental Equipment designated as Minor Maintenance in the Dealer Manual in accordance with the provisions of the Maintenance Agreement between TRS and Ryder dated the same date as this Agreement.

     F. To instruct each renter in the safe and proper use and operation of the Rental Equipment and to furnish renter with copies of all appropriate instructional materials in accordance with the procedures set forth in the Dealer Manual.

     G.   [IF FIS IS SELECTED]  To, consistent with practice on the date of this
          --------------------
Agreement and in lieu of the Weekly Report requirements set forth in the Dealer Manual, periodically transmit a Weekly Report(s) to TRS in the same manner and form as currently transmitted, of Ryder's rental transactions including a current Rental Equipment inventory list at each Ryder Location.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                       OR
                                       --

     [IF FIRST IS SELECTED] To mail to TRS at the corresponding address listed
     ----------------------
on Schedule "A", postmarked no later than Tuesday of every week, a complete, accurate, and honest report of Ryder's rental transactions by Ryder Location for the preceding seven days including a current Rental Equipment inventory list at each Ryder Location irrespective of whether or not any rental transactions have occurred. This report of rental transactions is the Weekly Report, the format and preparation of which are detailed in the Dealer Manual. Rental Equipment not on the Ryder Location when the Weekly Report is mailed to TRS, but which is to be returned to the Ryder upon the termination of a rental, will be considered as a part of current inventory. TRS Rental Agreements covering such Rental Equipment and prepaid fees thereon must be remitted weekly and accounted for in the Weekly Report during the duration of such rentals even though the Rental Equipment has not been returned to Ryder.

     Ryder will collect sales, use, and other tax, or surcharge applicable to rentals from the renter and report and remit these monies to TRS as a part of its Weekly Report(s). With its Weekly Report(s), Ryder will include its check or money order for all monies collected from renters during said seven days.

     H. That all money collected by Ryder in connection with TRS Rental Equipment under this Agreement is collected in Ryder's capacity as TRS's agent. The title and ownership of such money is vested at all times in TRS and the relationship between the parties with respect to such money is one of trust.

     I. That authorized TRS representatives may, during normal business hours and with reasonable advance notice, enter Ryder Locations to audit, inspect, or copy TRS specific accounting records required to be maintained by Ryder under the Dealer Manual; and/or to remove Rental Equipment and all other TRS property. Ryder agrees to retain all TRS specific business records generated by it as a dealer for at least three years. [IF FIS IS SELECTED - Ryder will store all completed rental contracts from the location. /[IF FIRST IS SELECTED - TRS will store all completed rental contracts from the location]

     J. That, except as may be restricted in Section 6 of the Asset Purchase Agreement, Ryder may, at its option, rent or sell or permit any person or, business entity to rent, provide, or sell any trailer or truck rental equipment of any kind, including accessory equipment or supplemental programs offered by TRS such as TRS Protection Plus Plans on or about Ryder Locations. Except as may be restricted by Section 6 of the Asset Purchase Agreement, Ryder reserves the right to rent Ryder's own vehicles and accessories and offer Ryder's own supplemental programs to customers first (including, without limitation, when the rental

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

reservation/customer comes from TRS), before renting TRS's Rental Equipment and/or offering TRS's supplemental programs. However, Ryder will not offer Ryder's protection products to a renter in TRS Rental Equipment, nor offer TRS's protection products to a renter in a Ryder vehicle.

     K. That Ryder will pay the monthly cost of and charges on the TRS telephone and telephone line/number which TRS will place at each Ryder Location (excluding any long distance charges for calls to other TRS locations and any charges for the telephone book listing therefor, which charges will be credited to Ryder on each monthly commission payment statement from TRS). TRS will pay any initial acquisition and installation costs for any TRS telephone and telephone line/number. Any such telephone and telephone line/number will be the exclusive property of TRS and be in the name of TRS. Ryder will acquire no rights or interests in any TRS telephone and telephone line/number and will comply with all programs, procedures, and standards established by TRS from time to time in connection with any TRS telephone and telephone line/number in accordance with paragraph 2.A. of this Agreement. Ryder will cooperate with TRS in transferring the telephone and telephone line/number at a Ryder Location upon termination of this Agreement at that Ryder Location.- Ryder acknowledges and agrees that TRS may, from time to time, anonymously audit Ryder's compliance with any such programs, procedures, and standards by monitoring telephone calls to Ryder, its agents or employees.

     L. To provide TRS with at least 30 days notice of Ryder's intent to relocate from a Ryder Location. This Agreement is not a franchise or distributorship, and Ryder waives the benefit of any franchise, distributorship, dealership, business opportunity or sales representative law that may be applicable to this Agreement to the extent such laws are inconsistent with the terms of this Agreement. Ryder does not have the exclusive right to rent Rental Equipment in any particular geographic area. TRS may, at any time, including, but not limited to, during the term of this Agreement, establish one or more of its own locations or other TRS locations near any Ryder Location, or within or around the area where the Ryder Location is situated or that the Ryder Location serves, upon such terms and conditions as TRS deems acceptable.

     M. To defend, indemnify, and hold TRS, its affiliates, directors, officers, employees, agents, subcontractors and the assigns of each harmless from and against any and all claims, costs, expenses (including reasonable attorney fees) and liability for personal injury to third parties occasioned by any unsafe or dangerous condition on any Ryder Location.

     N. That upon termination of this Agreement, Ryder will immediately cease using any TRS registered service marks and will

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

surrender all TRS Rental Equipment, signs, telephones, equipment, and materials to TRS. This paragraph shall not in any way apply to any trademarks/service marks licensed by Ryder to TRS under the Trademark License Agreement.

     O. To account for and be responsible to TRS as more fully detailed in the Dealer Manual for (1) all odometer mileage accumulated on Rental Equipment while in Ryder's possession, (2) all rental agreement books, and each agreement therein, issued to Ryder, (3) all unaccounted for fuel, and (4) accessory items such as hand trucks, furniture pads, dollies, and tow dollies and car carriers.

     P. To maintain during the term of this Agreement a policy of garage or general business liability insurance with limits of not less than $100,000 combined single limits per occurrence, which policy will only cover Ryder's liability to TRS under paragraph 2.M. of this Agreement.

     Q. TRS and Ryder will mutually agree whether to use FIS or FIRST at each Ryder Location.

     [IF FIS IS SELECTED]  That Ryder may rent TRS's Rental Equipment using
     --------------------
Ryder's computer automation rental system at Ryder Locations ("FIS"). TRS acknowledges and agrees that: (1) FIS is exclusively Ryder's property and TRS has no, and will acquire no, rights or interests in FIS under this Agreement,
(2) NEITHER RYDER NOR ANY OF ITS VENDORS MAKES ANY WARRANTY, WHETHER EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), WHATSOEVER IN CONNECTION WITH FIS OR ITS USE, AND (3) NEITHER RYDER NOR ANY OF ITS VENDORS WILL BE RESPONSIBLE FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, ARISING OUT OF, OR RELATED TO, FIS OR ITS USE.

                                       OR
                                       --

     [IF FIRST IS SELECTED]  That TRS will place at each Ryder Location a
     ----------------------
computer automation system, including, but not limited to, any computer hardware, software, telephone lines, and materials (collectively "FIRST"). Except as may be set forth otherwise in the Asset Purchase Agreement or any agreement entered into in connection with the Asset Purchase Agreement, Ryder acknowledges and agrees that: (1) FIRST is exclusively TRS's property and Ryder has no rights or interests in FIRST, other than the right to use FIRST in accordance with this Agreement, (2) FIRST contains copyright protected, proprietary, and confidential information, and Ryder will only use such information in an authorized manner and will not permit any such information or any other aspect of FIRST to be disclosed to, or used by or for the benefit of, any unauthorized party in any manner, (3) Ryder will make no modifications to FIRST, and will

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

not disassemble, reverse engineer, tamper with, bypass, or otherwise alter any aspect of FIRST, (4) FIRST will only be used by Ryder, at Ryder Locations and on the computer hardware provided by TRS, and Ryder will not transfer FIRST to another computer or party, (5) Ryder will comply with all programs, procedures, and standards established by TRS from time to time in connection with FIRST in accordance with paragraph 2.A. of this Agreement,(6) Ryder will be responsible for any electricity necessary to operate FIRST, (7) Ryder will treat FIRST with care and will place it in a safe and suitable place at each Ryder Location, (8) TRS will assume responsibility for theft, loss, or damage to FIRST, except however, Ryder will be responsible to and reimburse TRS for theft, loss or damage to FIRST caused by (a) the negligent or intentional acts or omissions of Ryder, its agents, or employees, or (b) actions of Ryder, its agents, or employees which are in violation of this Agreement, (9) NEITHER TRS NOR ANY OF ITS VENDORS MAKE ANY WARRANTY, WHETHER EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), WHATSOEVER IN CONNECTION WITH FIRST OR ITS USE, AND NEITHER TRS NOR ANY OF ITS VENDORS WILL BE RESPONSIBLE FOR ANY DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, ARISING OUT OF, OR RELATED TO, FIRST OR ITS USE, and (10) Ryder will immediately cease using and return FIRST to TRS or TRS's designee upon any termination of this Agreement.

     R. That all items purchased from TRS or any affiliated company are purchased at bona fide wholesale prices for resale in the ordinary course of business unless written notice to the contrary is given.

3.   THE PARTIES MUTUALLY AGREE:

     A. That this Agreement will continue in full force and effect until terminated by either party in accordance with the terms of this Agreement.

     B. That, from the date of this Agreement until December 31, 1996, either party may terminate this Agreement without cause, as to one or more Ryder Locations, by giving the other party 60 days prior notice for each such Ryder Location, but in no event can either party alone terminate more than a total number of Ryder Locations that accounted for $1,000,000 in total Consumer Truck Rental ("Division") annual Rental Equipment rental revenue in 1995.

     C. That, from January 1, 1997 until December 31, 1997, either party may terminate this Agreement without cause, as to one or more Ryder Locations, by giving the other party 60 days prior notice for each such Ryder Location, but in no event can either party alone terminate more than a total number of Ryder

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Locations that accounted for $6,000,000 in total Division annual Rental Equipment rental revenue in 1996.

     D. That, each calendar year after December 31, 1997, either party may terminate this Agreement without cause, as to one or more or all Ryder
Locations, to the extent below the terminating party's   *  Annual Termination
Limit (as defined below), by giving the other party 60 days prior notice for each such Ryder Location. The " * Annual Termination Limit" will be equal to a total number of Ryder Locations that accounted for $12,000,000 in total Division annual Rental Equipment rental revenue in the calendar year immediately preceding the calendar year of termination.

     E. That, notwithstanding any restrictions in 3.B., 3.C. and 3.D., either party may terminate this Agreement at any time with respect to any Ryder Location upon material violation by the other party of any of the Agreement's terms or conditions at or with respect to such Ryder Location, by giving the other party 30 days' notice of and opportunity to cure such violation at such Ryder Location.

     F. That all notices, consents and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or registered or certified mail return receipt requested to the appropriate address set forth below. Notices to Ryder shall be addressed to:

               Ryder Truck Rental, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida 33166
               Attention:  President

               with a copy to:

               Ryder System, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida 33166
               Attention:  General Counsel

or at such other address and to the attention of such other person as Ryder may designate by written notice to IRS. Notices to TRS shall be addressed to:

               Ryder TRS, Inc.
               8669 N.W. 36th Street
               Miami, Florida 33166
               Attention:  President

               with a copy to:

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               Questor Management Company
               4000 Town Center, Suite 530
               Southfield, Michigan 48075
               Attention:  President

               and with an additional copy to:


               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, New York 10022
               Attention:  Thomas M. Cerabino

or at such other address and to the attention of such other person as TRS may designate by written notice to Ryder.

     G. THAT THIS AGREEMENT (INCLUDING THE SCHEDULES HERETO) WILL, EXCEPT AS PROVIDED IN THIS AGREEMENT OR THE ASSET PURCHASE AGREEMENT OR ANY AGREEMENT ENTERED INTO IN CONNECTION WITH THE ASSET PURCHASE AGREEMENT, CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES NOTWITHSTANDING ANY PREVIOUS WRITING OR ORAL UNDERTAKINGS, AND ITS TERMS WILL NOT BE ALTERED BY ANY ORAL AGREEMENT OR INFORMAL WRITING, NOR BY FAILURE TO INSIST UPON PERFORMANCE, OR FAILURE TO EXERCISE ANY RIGHT OR PRIVILEGE. FURTHER, THE TERMS OF THIS AGREEMENT WILL CONTROL OVER ANY CONFLICTING COURSE OF DEALING OR PERFORMANCE, AND ALTERATIONS, ADDITIONS, OR CHANGES IN THIS AGREEMENT WILL BE ACCOMPLISHED ONLY BY WRITTEN ENDORSEMENT HEREON, OR AMENDMENT, EXECUTED BY A DULY AUTHORIZED TRS OFFICIAL AND RYDER OFFICIAL.

     H. That, in the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses.

     I. That, other than for the limited purposes specifically set forth in this Agreement, Ryder is not TRS's agent for any purpose and under no circumstances will Ryder, its agents, or employees, be deemed to be TRS employees.

     J. That in the event any term or condition of this Agreement is determined by a Court of competent jurisdiction to be in violation of or prohibited by any applicable law, such term or condition will be of no force and effect to the extent of such violation or prohibition without otherwise invalidating the other terms and conditions of this Agreement.

     K. That any dispute arising under or in connection with this Agreement and any claim affecting its validity,

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

construction, effect, performance or termination may be resolved by the federal courts in the Southern District of Florida or state courts located in Dade, Broward or Monroe County, Florida, to the jurisdiction of which the parties hereby irrevocably submit.

     L. That this Agreement will not be binding on TRS until executed by a duly authorized TRS official and will be deemed made and entered into in the State of Florida and will be governed and construed under and in accordance with the laws of the State of Florida without regard to the application of Florida's conflict of laws rules.

     M. Neither party may assign this Agreement without the prior consent of the other party. Notwithstanding the foregoing: (1) TRS may assign this Agreement, upon 10 days prior notice to and without the consent of Ryder, to a party who purchases or acquires, as a going concern, the business of TRS or all or substantially all of TRS's assets, provided, however, that any assignee of this Agreement must (a) agree with Ryder, in writing, to be bound by the terms and provisions hereof, (b) have a debt/equity ratio as good as, TRS's at the time of execution hereof, (c) be the assignee of the competition provisions in
Section 6.2(d) of the Asset Purchase Agreement and the following agreements defined in the Asset Purchase Agreement (to the extent such agreements are still existing at the time of such assignment): (i) the Copyright License Agreement,
(ii) the Software License Agreement, (iii) the Trademark License Agreement, (iv) the Administrative Services Agreement, (v) the Maintenance Agreement, (vi) the MIS Support Agreement, and (vii) the Used Truck Sales Agreement, and (d) not be one of the parties or an affiliate (as that term is defined in the Asset Purchase Agreement) set forth in paragraph number 8 on Schedule 3 of the Trademark Agreement. In addition, TRS may assign its rights hereunder to any lenders which provide financing to TRS for the purpose of consummating the transactions contemplated under the Asset Purchase Agreement, or refinancing any such financing, including any successor thereto. (2) Ryder may assign this Agreement, upon 10 days prior notice to and without the consent of TRS, to a party who purchases or acquires, as a going concern, the business of Ryder or all or substantially all of Ryder's assets, provided, however, that any assignee of this Agreement must (a) agree with TRS, in writing, to be bound by the terms and provisions hereof, and (b) have a debt/equity ratio as good as, Ryder's at the time of execution hereof.

                            (CONTINUED ON NEXT PAGE)

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     IN WITNESS WHEREOF, the parties have caused this Dealer Agreement to be executed by their duly authorized officers as of the date first written above.

RYDER TRS, INC. (f/k/a                       RYDER TRUCK RENTAL, INC.
RCTR HOLDINGS, INC.)                         "RYDER"
"TRS"

By:  /s/ Wallace L. Rueckel                  By:  /s/ Dwight D. Denny
     ----------------------                       -------------------
     Wallace L. Rueckel                           Dwight D. Denny
     Senior V.P. & Treasurer                      Executive Vice President
                                                     Development

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.